UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 14, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Suite 160 South

Briarcliff Manor, New York 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on April 15, 2004 announcing the pricing of the public offering of 9,764,850 of its common shares. Attached hereto as Exhibit 99.2 is the Underwriting Agreement, dated April 14, 2004, by and among the Company and the parties listed therein relating to such offering. Attached hereto as Exhibit 99.3 is the Forward Agreement, dated April 14, 2004, by and among the Company and Merrill Lynch International relating to such offering. Attached hereto as Exhibit 99.4 is the Forward Agreement, dated April 14, 2004, by and among the Company and J.P. Morgan Securities Inc., as agent for J.P. Morgan Chase Bank, relating to such offering. Attached hereto as Exhibit 99.5 is the ISDA Master Agreement, dated April 14, 2004 by and among U.S.I. Holdings Corporation, Merrill Lynch International and J.P. Morgan Securities Inc., as agent for J.P. Morgan Chase Bank, relating to such offering.

ITEM 7. Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 15, 2004 announcing the pricing of the public offering of 9,764,850 of its common shares.

99.2	Underwriting Agreement, dated April 14, 2004, by and among U.S.I. Holdings Corporation and the parties listed therein.

99.3	Forward Agreement, dated April 14, 2004, by and among U.S.I. Holdings Corporation and Merrill Lynch International.

99.4	Forward Agreement, dated April 14, 2004, by and among U.S.I. Holdings Corporation and J.P. Morgan Securities Inc., as agent for J.P. Morgan Chase Bank.

99.5	Form of ISDA Master Agreement, by and among U.S.I. Holdings Corporation, Merrill Lynch International and J.P. Morgan Securities Inc., as agent for J.P. Morgan Chase Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and
Secretary